SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 28, 2022

(Date of Report)

RIGHT ON BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55704	45-1994478
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 6510 Dalrock Road, Ste 100, Rowlett, TX 75089

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 736-7252

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01 Changes in Control of Registrant.

On or about February 28, 2022, Daniel Crawford (the “Seller”), the holder of all 5,000,000 issued shares (the “Shares”) of Series A Preferred Stock of Right on Brands, Inc. (the “Company”), transferred the Shares to Texas Endo Hemp Farmer, Inc. (the “Buyer”), an entity controlled by Alexis Bartleet, Mr. Crawford’s aunt, Afshin Youssefyeh the Company’s CFO and Michael Brown, the Company’s Vice-President of Procurement, in consideration of a payment of $300 paid by the Buyer to the Seller, which funds were paid from the personal available cash of each of the three individuals controlling the Buyer. No other shares of Series A Preferred Stock are issued or outstanding. Since the holders of the Company’s Series A Preferred Stock have the right to cast a total off fifty-percent (50%) plus one votes on all matters submitted to a vote of holders of the Company’s common stock, the transfer of the Shares by Mr. Crawford constituted a change of control of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHT ON BRANDS, INC.

Dated March 14, 2022	By:	/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer

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